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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan (as amended and restated through January 24, 2003) of our report dated October 11, 2002 (except Note 14, as to which the date is November 1, 2002), with respect to the consolidated financial statements of The Shaw Group Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 2002, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

New Orleans, Louisiana
May 23, 2003